EXHIBIT 99.1

Contact:
William M. Lowe, Jr.
Vice President and CFO
(336) 316-5664
wmlowe@unifi-inc.com

Equity Affiliate Informs Unifi of Pending Investigation

GREENSBORO, N.C. - February 11, 2004 - Unifi, Inc. (NYSE: UFI) announced today that it has been informed by Parkdale America, LLC ("Parkdale"), a private company in which Unifi holds a 34% interest, that Parkdale participated in activities with competitors in the markets for open-end and air-jet cotton and polycotton yarns used in the manufacture of hosiery and other garments that may have resulted in violations of U.S. antitrust laws. Unifi had no involvement whatsoever in the activities at issue and believes it has no liability arising out of them.

Parkdale informed Unifi that it voluntarily disclosed the activities to the U.S. Department of Justice Antitrust Division (the "DOJ"), and that the DOJ has launched an investigation of the activities. Parkdale informed Unifi that it is cooperating fully with the DOJ. If Parkdale violated U.S. antitrust laws, Parkdale could face civil liability, including treble damages.

"We were disappointed to learn from Parkdale that this activity had taken place. Unifi itself has operated and will continue to operate in an ethical manner, in all aspects of our business. Unifi is committed to the highest standards of business conduct, and we had no involvement in those Parkdale activities," said Brian Parke, Unifi's President and CEO.

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Equity Affiliate Informs Unifi of Pending Investigation - page 2

Unifi accounts for its investment in Parkdale on the equity method of accounting and as of December 28, 2003, Unifi's carrying investment in Parkdale (including goodwill value) was $150.6 million. During the six months ended December 28, 2003, Unifi reported equity income from affiliates of $0.4 million relating to its share of Parkdale's net income for the same period. Detailed financial information on Parkdale can be found in the Unifi's Form 10-K for the year ended June 29, 2003 filed on September 22, 2003.

"We are unable at this time to determine the level of damages for which Parkdale may be liable. Therefore, we are unable to determine the impact, which could be material, to the financial results of Unifi," said Bill Lowe, Chief Financial Officer for Unifi. "We will continue to monitor the circumstances surrounding Parkdale's involvement in the activities and the underlying potential liability to Parkdale that may result in an impact to our financial results at some time in the future."

"We remain focused in executing our business strategies to provide value to our various stakeholders. As previously reported, we are reviewing all aspects of the business to put us in a position to announce a restructuring plan and cost cutting efforts, along with the expected benefits."

Unifi is one of the world's leading producers and processors of textured yarns. Its primary business is the texturing, dyeing, twisting, covering, and beaming of multi-filament polyester and nylon yarns. Unifi's textured yarns are found in home furnishings, apparel and industrial fabrics, automotive, upholstery, hosiery, and sewing thread.

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Equity Affiliate Informs Unifi of Pending Investigation - page 3

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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